Exhibit 10.1

SINGLE FAMILY HOMES

REAL ESTATE PURCHASE AND SALE AGREEMENT

by and between

THE ENTITIES LISTED ON SCHEDULE I HERETO

collectively, as Seller

and

REVEN HOUSING FLORIDA, LLC,
a Delaware limited liability company,
as Buyer

January 30, 2015

Exhibit 10.1

THIS SINGLE FAMILY HOMES PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of January 30, 2015 (“Effective Date”), by and between THE ENTITIES LISTED ON SCHEDULE I HERETO (collectively, “Seller”) and REVEN HOUSING FLORIDA, LLC, a Delaware limited liability company (“Buyer”).

BASIC TERMS

The following terms, as used in this Agreement, will have the meanings assigned to such terms in this Basic Terms section of the Agreement, subject to any adjustments set forth elsewhere in this Agreement.

Purchase Price: $4,150,134.00 subject to adjustment in accordance with the provisions of this Agreement.

Deposit: $41,501.00.

Closing Date: The date on which the Escrow Holder issues the final settlement statement, which in no event shall extend beyond 30 days after the expiration of the Due Diligence Period.

Due Diligence Period: Subject to the provisions of Section 7 below, the period commencing on the date in which Buyer gives notice to Seller that it has received all Property Information and ending on the date that is 30 days thereafter, which in no event shall extend beyond March 31, 2015. The Property Information shall be delivered to Buyer pursuant to Section 6(a)(3) and Section 7(a), during which period Buyer will be provided the opportunity to review all aspects of the Property.

Escrow Holder: Bay National Title Company.

Title Company: Bay National Title Company.

Underwriter: Fidelity National Title Insurance Company.

Seller’s Broker: SunCoast Property Management, LLC.

Buyer’s Broker: None.

PRELIMINARY STATEMENTS

A. Seller is the owner of the Property (as defined herein); and

B. Seller desires to sell, and Buyer desires to buy, the Property, at the price and on the terms and conditions hereafter set forth.

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In consideration of the recitals, mutual covenants, and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, Seller and Buyer hereby agree as follows:

1.                  Premises. The real estate which is the subject of this Agreement consists of 62 single family homes, in the State of Florida, which are identified and generally described on Exhibit A attached hereto, together with all of the improvements and structures located thereon (“Improvements”), any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”).

2.                  Personal Property and Leases.

(a)                The “Personal Property” referred to herein shall consist of all right, title, and interest of Seller, if any, in all tangible (including all advertising materials, plans and specifications) and intangible personal property, including any equipment, appliances, or furnishings that remain in the Premises at the Closing, and any and all existing licenses and permits held by Seller and not constituting part of the real estate, located on and used in connection with the Premises.

(b)               The “Leases” referred to herein shall consist of the leases, occupancy and rental agreements between the Seller, as landlord and tenants of the single family homes that comprise the Premises that are in effect as of the date of the Closing (defined below), as well as service contracts relating to the maintenance and repair of such homes.

3.                  Sale/Conveyance and Assignment. Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to buy and assume from Seller, at the price and upon the other terms and conditions hereafter set forth (a) the Premises, (b) the Personal Property, (c) the Improvements, and (d) the Leases (a-d collectively, the “Property”).

4.                  Transfer of Title.

(a)                Title to the various properties constituting the Property shall be conveyed to Buyer by one or more deeds that are in the form that is customarily used in the county in which the Premises are located (collectively, the “Deed”) executed by Seller, in the form attached hereto as Exhibit C.

(b)               The Personal Property shall be conveyed to Buyer by a bill of sale (the “Bill of Sale”) executed by Seller, in the form attached hereto as Exhibit D.

(c)                The Leases shall be assigned by Seller and assumed by Buyer by an Assignment Leases and Contracts (the “Assignment of Leases and Contracts”), in the form attached hereto as Exhibit E.

5.              Purchase Price; Deposit.

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(a)                Delivery of Purchase Price. The purchase price for the Property shall be the price identified in the Basic Terms (the “Purchase Price”), which shall be subject to reduction in accordance with this Section 5 and Section 7(d) and payable by Buyer to Seller as follows:

(1)               Within three (3) business days after the execution of this Agreement, Buyer shall deposit into an escrow account (the “Escrow”) established with Escrow Holder (as identified in the Basic Terms), which will serve as escrow holder for this transaction a deposit in the amount of the Deposit (as identified in the Basic Terms above). If Buyer notifies Seller that it elects to proceed to purchase the Property in accordance with the provisions of Section 7, then the Deposit (as defined in the Basic Terms) will become non-refundable to Buyer, except in the event of a default or breach of this Agreement by Seller. The Deposit shall at all times prior to Closing be invested in United States treasury obligations or such other interest bearing accounts or securities as are approved by Buyer in writing; all interest earned on the Deposit will be administered, paid or credited (as the case may be) in the same manner as the Deposit and, when credited to the escrow account shall constitute additional Deposit. At the closing of the transactions contemplated by this Agreement (the “Closing”), Buyer shall receive a credit against the Purchase Price for the Deposit.

(2)               The Purchase Price, less a credit for the Deposit, and plus or minus prorations and adjustments as set forth in Section 17 hereof, shall be paid by Buyer to Seller by wire transfer of immediately available federal funds on the Closing Date.

(b)               Property Valuation. Buyer may elect to retain an independent, third-party valuation consultant to prepare a valuation report (“Valuation Report”) for each of the properties that comprise the Property. If the sum of the values of the properties that comprise the Property (“Total Valuation”) is less than the Purchase Price, Buyer may elect to (i) attempt to renegotiate the Purchase Price with Seller, (ii) terminate this Agreement, or (iii) proceed to Closing hereunder at the stated Purchase Price. If Buyer terminates this Agreement in accordance with this Section 5(b), then this Agreement will have no further force or effect, the parties will have no further obligations to each other (except for any indemnities or other provisions that expressly survive termination of this Agreement) and Escrow Holder shall refund the Deposit to Buyer.

(c)                Notwithstanding Section 5(b) above and Section 7(d) below, Buyer may, in lieu of adjusting the Purchase Price as a result of necessary repairs and replacements or a Total Valuation that is less than the Purchase Price in accordance with those provisions, elect to exclude specified properties from the properties identified on Exhibit A. If, as a result of its due diligence investigations, Buyer elects to exclude one or more properties from the Property being acquired in accordance with this Agreement, then at least two business days before the end of the Due Diligence Period, Buyer will notify Seller that certain specified properties (“Excluded Properties”) are to be excluded from the sale contemplated in this Agreement. Following Buyer’s notification to Seller and identification of the Excluded Properties, (i) the description of the properties that comprise the Property, as identified on Exhibit A, will be deemed modified to exclude the Excluded Properties; and (ii) the Purchase Price will be reduced by the product of the number of homes that comprise the Excluded Properties and the value assigned to each home (the “Assigned Home Value”). Once Buyer identifies to Seller the Excluded Properties, those properties so identified will no longer be the subject of this Agreement and Seller will be free to sell them to another party or take any action that Seller elects with respect to the Excluded Properties. If Buyer elects to purchase fewer than 90% of the properties that comprise the Property, it will require Seller’s prior written consent.

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(d)               Security Deposit Deficit. Prior to the expiration of the Due Diligence Period, Seller shall provide Buyer with a list (the “Security Deposit Deficit List”) of all tenants under the Leases who have a security deposit in an amount that is less than the amount of their monthly rent (the “Security Deposit Deficit”). The Security Deposit Deficit List shall include the names of those tenants with a Security Deposit Deficit and the amount of their respective Security Deposit Deficit. At Closing, Buyer shall receive a credit in the sum of the Security Deposit Deficits of all tenants listed on the Security Deposit Deficit List. This Section 5(d) shall not apply to any Leases that are, at the time of Closing, rented under 42 U.S.C. §1437(f).

6.                  Representations, Warranties and Covenants.

(a)                Seller’s Representations and Warranties. As a material inducement to Buyer to execute this Agreement and consummate this transaction, Seller represents and warrants to Buyer as follows:

(1)               Organization and Authority. Seller has been duly organized and validly exists as Delaware limited liability company. Seller has the full right and authority and has obtained any and all consents required therefor to enter into this Agreement, consummate or cause to be consummated the sale and make or cause to be made transfers and assignments contemplated herein. The persons signing this Agreement on behalf of Seller are authorized to do so. This Agreement and all of the documents to be delivered by Seller at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms.

(2)               Conflicts. There is no agreement to which Seller is a party or, to Seller’s Knowledge, binding on Seller or the Property, that is in conflict with this Agreement or that would limit or restrict the timely performance by Seller of its obligations pursuant to this Agreement.

(3)               Documents and Records. To Seller’s Knowledge, Seller has provided (or upon the execution hereof will provide) Buyer with, or has made available to Buyer, true, correct and complete copies of the items scheduled in Schedule 6(a)(3) attached hereto (all of the foregoing collectively the “Property Information”). The Property Information consists of all documents relating to the Property in Seller’s possession or control.

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(4)               Litigation. There is no action, suit or proceeding pending or to Seller’s knowledge threatened which (i) if adversely determined, would not be covered by insurance (subject to the payment of a customary insurance deductible) or adversely affect the Property, or (ii) which challenges or impairs Seller’s ability to execute, deliver or perform this Agreement or consummate the transaction contemplated hereby.

(5)               Leases. Schedule 6(a)(5) sets forth a list of the leases and all contracts (including all service, maintenance, and warranty contracts) that apply to the properties that comprise the Property, which, to Seller’s Knowledge, is true and correct and complete list of such leases and contracts as of the date of such schedule. To Seller’s Knowledge, except as scheduled in Schedule 6(a)(5), neither Seller nor any other party is in default with respect to any of its obligations or liabilities pertaining to the Leases. To Seller’s Knowledge, other than the Leases and any other matters disclosed in the Title Report, there are no leases, licenses or other occupancy agreements to which Seller is a party or is bound affecting any portion of the Property as of the date hereof, which will be in force on the Closing Date. Seller has delivered or made available at the Property, true and correct copies of the Leases to Buyer. No lessee under any Lease has any right of first refusal or option to purchase the property that is the subject of their Lease. With respect to any property identified on Exhibit A, if any Lease expires and is extended or renewed, or if Seller elects to sign a new Lease, during the period this Agreement is in effect, then such new Lease must include the same or greater rental rate as the previous Lease, may not have a term shorter than one year, and may not include any free rent period or cancellation right on the part of the tenant, unless such terms are approved by Buyer in writing.

(6)               Contracts. Exhibit B sets forth all contracts presently outstanding with respect to the Property. To Seller’s Knowledge, neither Seller nor any other party is in default with respect to any of its obligations or liabilities pertaining to any contracts that will survive the Close of Escrow.

(7)               Notice of Violations. Seller has received no written notice that either the Property or the use thereof violates any laws, rules and regulations of any federal, state, city or county government or any agency, body, or subdivision thereof having any jurisdiction over the Property that have not been resolved to the satisfaction of the issuer of the notice.

(8)               Withholding Obligation. Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(9)               Condemnation. Except for any condemnation proceedings which Seller has not yet been served with process, there are no pending or, to Seller’s Knowledge, threatened condemnation or similar proceedings affecting the Property or any individual property that is a part thereof.

(10)           Employees. Seller has no employees at the Property.

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(11)           No Bankruptcy Proceedings. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets, or (iv) suffered the attachment or other judicial seizure of all or substantially all of Seller’s assets.

(12)           Unrecorded Documents. Other than as disclosed in the Property Information, the Title Commitment, or any other documents delivered to Buyer, Seller has not entered into any unrecorded contracts, leases, easements or other agreements with respect to the Property that would be binding on Buyer or the Property following the Closing. Seller has no knowledge of any claim of any third party affecting the use, title, occupancy or development of the Property that has not been disclosed to Buyer. Seller has not granted any right of first refusal, option or other right to acquire all or any part of the Property.

For purposes of this Section 6(a), the term “Seller’s Knowledge” means the actual knowledge of SunCoast Property Management, LLC, the entity who Seller represents to be the most knowledgeable about the Property.

(b)               Buyer’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Buyer represents and warrants to Seller that Buyer has been duly organized and validly exists as a Delaware limited liability company. Buyer has the full right and authority and has obtained any and all consents required therefore to enter into this Agreement, consummate or cause to be consummated the purchase, and make or cause to be made the deliveries and undertakings contemplated herein or hereby. The persons signing this Agreement on behalf of Buyer are authorized to do so. This Agreement and all of the documents to be delivered by Buyer at the Closing have been authorized and properly executed and will constitute the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

(c)                Covenants of Seller. Seller covenants and agrees that during the period from the date of this Agreement through and including the Closing Date:

(1)               Seller will timely pay and perform its obligations under the Leases and any contracts to be assumed by Buyer pursuant hereto.

(2)               All tenant repair requests, including move-in punch-list items have been fixed properly or will be fixed properly and paid for before the close of escrow.

(3)               Delivery of 8-06 Financials. Upon request from Buyer, Seller agrees to prepare for delivery to Buyer, unaudited income statements, along with accompanying notes, with respect to the Property for the 12 months ended December 31, 2014 (“Annual Income Statement”). The Annual Income Statement shall be (a) in accordance with the books and records of Seller, (b) present fairly in all material respects the results of operations of the Property for the periods therein specified, (c) prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and Rule 8-06 of Regulation S-X (17 C.F.R. Part 210), and (d) otherwise acceptable to Buyer in its reasonable discretion. Upon request from Buyer, Seller shall also provide to Buyer, any schedules or supporting documentation that Buyer may reasonably request that relate to the transactions included or to be included in the Annual Income Statement. Upon request from Buyer, Seller agrees to cooperate with Buyer, and provide all assistance and access to the books and records of Seller, as required for the audit of the Annual Income Statement, to be completed no later than the 70th day following the Closing. The audit of the Annual Income Statement shall be at Buyer’s expense and shall be conducted by an independent accounting firm registered with the Public Company Accounting Oversight Board retained by Buyer. Upon request from Buyer, Seller shall provide the items listed in Exhibit H attached hereto and incorporated herein, to the extent in Seller’s possession or control.

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(d) Seller Representation Regarding Tenants. Seller hereby represents and warrants that each tenant is occupying its respective home and is current in the payment of rent, and no default currently exists and no condition exists, which, with the passage of time may become a default under any of the Leases.

(1) Following the expiration of the Due Diligence Period, Seller will not enter into any contract (other than new Leases) that will be an obligation affecting the Property subsequent to the Closing Date except for contracts entered into in the ordinary course of business that are terminable without cause and without payment of a penalty on not more than 30-days’ notice.

(2) Seller will not remove any Personal Property from the Property except as may be required for necessary repair or replacement, and in the event of such replacement, the replacement shall be of materially equal or better quality and quantity as existed as of the time of its removal.

(3) Seller will continue to operate and maintain the Property in accordance with past practices and will not make any material alterations or changes thereto;

(4)               Seller will maintain casualty and liability insurance of a level and type consistent with the insurance maintained by Seller prior to the execution of this Agreement with respect to the Property;

(5)               Seller will not do anything, or authorize anything to be done, that would adversely affect the condition of title as shown on the Title Commitment.

(6)               Seller agrees to terminate by written notice to the other parties thereto, effective as of Closing, any service contracts that Buyer, pursuant to written notice to Seller prior to the expiration of the Due Diligence Period, requests Seller to terminate. Seller shall deliver to Buyer copies of all notices of termination given by Seller pursuant to this subsection.

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(7)               If any of the properties that comprise the Property is vacant (collectively, the “Vacant Property”) at the time of Closing, a portion of the Purchase Price equal to the Assigned Home Value of all the Vacant Property shall be held in escrow by Escrow Holder for up to 90 days after the Closing (the “Vacancy Period”), together with any and all closing deliveries related thereto. During the Vacancy Period, Seller shall attempt to rent all of the properties that comprise the Vacant Property. If Seller fails to rent any of the properties that comprise the Vacant Property within the Vacancy Period, then Escrow Holder shall distribute to Buyer the Assigned Home Value of each property that comprises the Vacant Property, and shall return the closing deliveries applicable to the transfer of each of the properties that comprises the Vacant Property to Seller. Upon the renting of any of the properties that comprise the Vacant Property, a portion of the Purchase Price equal to the Assigned Home Value of such Vacant Property, shall be released to the Seller and closing deliveries for such Vacant Property shall be released to the Buyer.

(8)               Seller has complied with the requirements of the Florida Residential Landlord and Tenant Act with regard to the handling of tenant security deposits.

(9)               All taxes (including Florida sales tax) due and payable by Seller based on income, rent, sales or otherwise have been paid in full or will be paid at Closing.

(e) Representation and Warranties Prior to Closing. Except as expressly provided in this Section 6(e), the continued validity in all material respects of the foregoing representations and warranties shall be a condition precedent to the obligation of the party to whom the representation and warranty is given to close this transaction. Except as expressly set forth in this Section 6(e), if any of Seller’s representations and warranties are not true and correct in all material respects at any time on or before the Closing even if true and correct as of the date of this Agreement or whether any change in facts or circumstances has made the applicable representation and warranty no longer true and correct and regardless as to whether Buyer becomes aware of such fact through Seller’s notification or otherwise, then Buyer may, at Buyer’s option, exercised by written notice to Seller (and as its sole and exclusive remedy), either (i) proceed with this transaction, accepting the applicable representation and warranty as being modified by such subsequent matters or knowledge and waiving any right relating thereto, if any, or (ii) terminate this Agreement and declare this Agreement of no further force and effect and in which event Escrow Holder shall, without further instruction, return the Deposit to Buyer and Seller shall have no further liability hereunder by reason thereof; provided, that if the breach of any representation or warranty of Seller hereunder results from the willful and intentional act of Seller, Buyer will have the rights and remedies available to Buyer under Section 18(b) of this Agreement upon a default by Seller of its obligations under this Agreement. For purposes of this Section 6(e), the failure of any of the Property Information related to the Annual Income Statement or any of the documents and records provided by Seller to Buyer that are used to prepare the Annual Income Statement (including, but not limited to, any schedules or supporting documentation that Buyer may reasonably request that relate to the transactions included or to be included in the Annual Income Statement) to be true, correct and complete at any time on or before the Closing shall be deemed to be material.

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7.                  Due Diligence Period.

(a)                Buyer will have a period commencing on the Effective Date and ending at 6:00 PM Pacific Time on the date that is 30 days after Buyer has received all Property Information set forth in Schedule 6(a)(3) (the “Due Diligence Period”) to examine, inspect, and investigate the Property and, in Buyer’s sole judgment and discretion, to determine whether Buyer desires to purchase the Property. However, if Buyer is acting diligently and in good faith to proceed with the consummation of the transaction contemplated by this Agreement, Seller shall, upon the written request of Buyer, extend the Due Diligence Period, up to fourteen (14) days. Buyer shall submit a notice to Seller confirming Buyer has received all Property Information, the date of such notice shall be the first day of the Due Diligence Period. If Seller fails to provide all necessary documents to Buyer within 30 days of the Effective Date, Buyer may terminate this Agreement.

(b)               Buyer may terminate this Agreement for any or no reason by giving written notice of such termination to Seller on or before the last day of the Due Diligence Period. If this Agreement is terminated pursuant to this Section 7, the Deposit shall be immediately refunded to Buyer, and neither party shall have any further liability or obligation to the other under this Agreement except for the indemnity provisions set forth in Section 7(c) of this Agreement and any other provision of this Agreement that is expressly intended to survive the termination of this Agreement. In the event this Agreement is terminated during the Due Diligence Period, Escrow Holder shall return Buyer’s Deposit immediately and Seller shall not cause Escrow Holder to delay the return of the Deposit to Buyer for any reason. If Buyer does not elect to exercise its right to terminate this Agreement during the Due Diligence Period, then Buyer shall notify Seller of Buyer’s intention to acquire the Property before the expiration of the Due Diligence Period. If Buyer does not, before the expiration of the Due Diligence Period, either affirmatively notify Seller of its desire to acquire the Property or send a termination notice to Seller, then Buyer will be deemed to have elected to terminate this Agreement. If Buyer elects to proceed to purchase the Property, and this Agreement is not terminated or deemed terminated before the expiration of the Due Diligence Period, then the Deposit shall be non-refundable except in the event of a default hereunder by Seller.

(c)                Subject to the rights of tenants under the Leases, Seller will provide to Buyer reasonable access to the Property for the purpose of examining any or all aspects thereof, including conducting on a non-destructive basis, surveys, architectural, engineering, non-invasive geo-technical and environmental inspections and tests, and any other inspections, studies, or tests reasonably required by Buyer. Buyer shall give Seller reasonable notice by telephone or e-mail before entering onto any of the properties that comprise the Property to perform inspections or tests, and in the case of tests (i) Buyer shall specify to Seller the precise nature of the test to be performed, and (ii) Seller may require, as a condition precedent to Buyer’s right to perform any such test, that Buyer deliver Seller evidence of public liability and other appropriate insurance naming Seller as an additional insured thereunder. Such examination of the physical condition of the Property, including the Third Party Inspection Report (defined in Section 7(d) below) may include an examination for the presence or absence of hazardous or toxic materials, substances or wastes, which shall be performed or arranged by Buyer at Buyer’s sole expense. Buyer shall keep the Property free and clear of any liens and will indemnify, protect, defend, and hold each Seller Related Party (defined below) harmless from and against all losses, costs, damages, claims, liabilities and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) arising from damage to the Property and injury to persons asserted against or incurred by any Seller Related Party as a result of such entry by Buyer, its agents, employees or representatives (except that Buyer shall have no liability or indemnity obligation for any diminution in the value of the Property as a result of any unfavorable analysis, test, study, opinion or recommendation made to or for or reach by Buyer). If any inspection or test disturbs the Property and Buyer does not acquire the Property, Buyer will restore the Property to substantially the same condition as existed prior to any such inspection or test. Buyer and its agents, employees, and representatives may, upon not less than 24 hours prior telephonic notice to Seller, examine and make copies of all books and records and other materials relating to the condition of the Property in Seller’s possession at the office where such records are maintained. Any information provided to or obtained by Buyer with respect to the Property shall be subject to the provisions of Section 22(p) of this Agreement. The obligations of Buyer under this Section shall survive the termination of the Agreement.

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(d)               Buyer may retain a contractor or home inspector to prepare a report or reports describing the physical condition of the Property (collectively, the “Third Party Inspection Report”), which Third Party Inspection Report shall adequately identify any necessary repairs or improvements and the estimated costs of such repairs or improvements (collectively, the “Necessary Repairs”). The person or entity preparing the Third Party Inspection Report must be licensed to perform such inspections in the jurisdiction where the Property is located, and may not be, or have ever been, owned or controlled by Buyer or an affiliate of Buyer or otherwise not at arm’s length from Buyer. Buyer will provide a copy of the Third Party Inspection Report to Seller prior to the expiration of the Due Diligence Period. If any Necessary Repairs are identified in the Third Party Inspection Report, then, so long as the estimated cost of the Necessary Repairs does not exceed five percent (5%) of the Assigned Home Value for the identified Property in need of the Necessary Repairs (collectively, the “Necessary Repair Property”), Seller shall have the right to either (i) make the Necessary Repairs after Closing and the estimated cost of the Necessary Repairs, as set forth in the Third Party Inspection Report or an amount mutually agreed upon by Buyer and Seller, shall be held in escrow by the Escrow Holder until such Necessary Repairs are completed by Seller within forty-five (45) days after Closing, or (ii) reduce the Purchase Price by the estimated cost of the repairs or replacements set forth in the Third Party Inspection Report for the Necessary Repair Property. Normal wear and tear shall not constitute grounds for a reduction in the Purchase Price. Notwithstanding anything stated to the contrary in Section 5(c) above or elsewhere in this Agreement, if the cost to make the repairs and replacements identified in the Third Party Inspection Report exceeds five percent (5%) of the Assigned Home Value for any applicable Necessary Repair Property, and Buyer and Seller do not otherwise mutually agree upon an amount to allocate to the Necessary Repairs for the applicable Necessary Repair Property, then Buyer may, upon written notice to Seller and prior to the end of the Due Diligence Period, elect to (i) proceed with the closing of the transaction as contemplated in this Agreement with a reduction in the Purchase Price in an amount equal to the product of five percent (5%) and the Assigned Home Value for the applicable Necessary Repair Property, (ii) exclude such Necessary Repair Property from the Property being acquired in accordance with this Agreement, or (iii) terminate this Agreement. If Buyer terminates this Agreement in accordance with this Section 7(d), then this Agreement will have no further force or effect, the parties will have no further obligations to each other (except for any indemnities or other provisions that expressly survive termination of this Agreement) and Escrow Holder shall refund the Deposit to Buyer. The reductions to the Purchase Price contemplated in this Section 7(d) are in addition to those contemplated in Section 5(b) and 5(c) of this Agreement.

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(e)                Notwithstanding any provision to the contrary set forth herein, in addition to the rights set forth in Sections 5(c), 5(b) and 7(d), at any time during the Due Diligence Period, Buyer may in its sole discretion, elect to designate specified properties from the properties identified on Exhibit A as Excluded Properties as defined in Section 5(c), subject to Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed, if Buyer elects to purchase fewer than 90% of the properties that comprise the Property. In the event of such an election, Buyer shall deliver to Seller a notice stating which properties it has designated as Excluded Properties no later than two (2) days prior to the end of the Due Diligence Period (the “Notice to Seller”). Upon delivery of the Notice to Seller, the designated properties described in the Notice to Seller shall be Excluded Properties, and the terms of Section 5(c) shall apply with respect thereto.

8.                  As Is Sale.

(a)                BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS DELIVERED BY SELLER TO BUYER AT CLOSING, BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY’ USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY, (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS (AS DEFINED IN ANY ENVIRONMENTAL STATUTE) ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, (X) THE LEASES (INCLUDING ALL SERVICE CONTRACTS) AND ANY OTHER AGREEMENTS AFFECTING THE PROPERTY AND (XI) THE ECONOMICS OF ANY PAST OR FUTURE OPERATIONS OF THE PROPERTY.

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9.                  Survival of Representations and Warranties After Closing.

(a)                All representations and warranties of Seller herein shall survive the Closing for a period of 9 months (the “Limitation Period”).

(b)               Buyer shall provide actual written notice to Seller of any breach of any of Seller’s warranties or representations of which Buyer acquires knowledge, through any means, at any time after the Closing Date but prior to the expiration of the Limitation Period, and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach is susceptible of cure but cannot reasonably be cured within thirty (30) days, an additional reasonable time period required to effect such cure so long as such cure has been commenced within such thirty (30) days and diligently pursued but in no event more than ninety (90) days. If Seller fails to cure such breach after actual written notice and within such cure period (as extended), Buyer’s sole remedy shall be an action at law for damages as a consequence thereof, which must be commenced, if at all, within the six (6) months after the expiration of the Limitation Period.

10.              Closing.

(a)                The purchase and sale transaction contemplated in this Agreement shall occur on the date and in the manner specified in the Basic Terms section of this Agreement (the “Closing Date”), provided that all conditions precedent to the Closing have been fulfilled or have been waived in writing by the respective party entitled to waive same.

(b)               On or before the Closing Date, the parties shall establish the usual form of deed and money escrow with Escrow Holder. Counsel for the respective parties is hereby authorized to execute the escrow trust instructions as well as any amendments thereto.

11.              Conditions to Buyer’s Obligation to Close.

(a)                Buyer will not be obligated to proceed with the Closing unless and until each of the following conditions has been either fulfilled or waived in writing by Buyer:

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(1)               This Agreement shall not have been previously terminated pursuant to any other provision hereof;

(2)               Seller shall be prepared to deliver or cause to be delivered to Buyer all instruments and documents to be delivered to Buyer at the Closing pursuant to Section 14 and Section 16 or any other provision of this Agreement; and

(3)               All property managing services provided to the Property under any property management agreement shall have been terminated on or prior to the Closing at no cost, liability or expense to Buyer.

(b)               If any of the foregoing conditions are not fulfilled on or before the time for Closing hereunder, then subject to the provisions of Section 18(b) hereof, Buyer may elect, upon notice to Seller, to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

12.              Conditions to Seller’s Obligation to Close.

(a)                Seller will not be obligated to proceed with the Closing unless and until each of the following conditions has been fulfilled or waived in writing by Seller:

(1)               Buyer shall be prepared to pay to Seller the Purchase Price and all other amounts to be paid to it at Closing pursuant to the provisions of this Agreement;

(2)               Buyer shall be prepared to deliver to Seller all instruments and documents to be delivered to Seller at the Closing pursuant to Section 15 and Section 16 or any other provision of this Agreement; and

(3)               This Agreement shall not have been previously terminated pursuant to any other provision hereof.

(b)               If the foregoing conditions are not fulfilled on or before the time for Closing hereunder, then subject to the provisions of Section 18(a) hereof, Seller may elect, upon notice to Buyer, to terminate this Agreement, in which event the Deposit shall be returned to Buyer, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement.

13.              Title Insurance. (a) Following the execution and delivery of this Agreement, at Seller’s expense, Buyer shall cause Title Company to deliver to Buyer a commitment for the Title Policy described in subsection (b) below (the “Title Commitment”), together with legible copies of all of the underlying documentation described in such Title Commitment. Seller shall, within two business days after the execution of this Agreement, deliver to Buyer the most recent surveys of the properties that comprise the Property in Seller’s possession or control (the “Surveys”).

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(a)                At Closing, and as a condition thereof, Buyer shall receive an owner’s title insurance policy (the “Title Policy”) issued by Title Company, dated the day of Closing, with liability in the full amount of the Purchase Price, the form of which shall be an American Land Title Association Owner’s Policy, Standard Form B, 1992 (or other form preferred by Buyer or required or promulgated pursuant to applicable state insurance regulations), subject only to the Permitted Exceptions (defined below). The Title Policy may contain any endorsements requested by Buyer.

(b)               Prior to the expiration of the Due Diligence Period, Buyer shall review title to the Property as disclosed by the Title Commitment and the Surveys, and satisfy itself as to the availability from the Title Company of the Title Policy and all requested endorsement to such Title Policy. Buyer may, at Buyer’s own cost and expense, obtain an update of the Surveys or to secure new surveys at any time prior to the expiration of the Due Diligence Period.

(c)                Seller shall have no obligation to remove or cure title objections, except for (1) liens of an ascertainable amount created by Seller, which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company with Buyer’s approval, (2) any exceptions or encumbrances to title which are created by Seller after the date of this Agreement without Buyer’s consent, and (3) non-consensual liens which liens Seller shall cause to be released at the Closing or affirmatively insured over by the Title Company. In addition, Seller shall provide the Title Company with any affidavits, ALTA statements or personal undertakings (collectively, an “Owner’s Affidavit”), in form and substance reasonably acceptable to the Title Company, that will permit the Title Company to remove the standard “mechanics lien” and “GAP” exceptions and otherwise issue the Title Policy in the form required by Buyer.

(d)               “Permitted Exceptions” shall mean: (1) any exception arising out of an act of Buyer or its representatives, agents, employees or independent contractors; (2) zoning and subdivision ordinances and regulations; (3) the specific exceptions in the Title Commitment that the Title Company has not agreed to insure over or remove from the Title Commitment as of the end of the Due Diligence Period and that Seller is not required to remove as provided above; (4) items shown on the Surveys or any updated or new surveys of the Property which have not been removed as of the end of the Due Diligence Period; (5) real estate taxes and assessments not yet due and payable; and (6) rights of tenants under the Leases, as occupancy tenants only and without any rights of first refusal, rights of first offer or purchase options.

14.              Documents to be Delivered to Buyer at Closing. At Closing, Seller shall deliver or cause to be delivered to Buyer each of the following instruments and documents:

(a)                Deed. The Deed, in the form attached hereto as Exhibit C.

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(b)              Bill of Sale. The Bill of Sale covering the Personal Property, in the form attached hereto as Exhibit D.

(c)              The Title Policy. The Title Policy may be delivered after the Closing if at the Closing the Title Company issues a currently effective, duly-executed “marked-up” Title Commitment and irrevocably commits in writing to issue the Title Policy in the form of the “marked-up” Title Commitment after the Closing.

(d)              Assignment of Leases and Contracts. An Assignment of Leases and Contracts, in the form attached hereto as Exhibit E, transferring and assigning to Buyer, to the extent the same are assignable, all right, title and interest of Seller in the Leases and the other property described therein.

(e)              Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Seller or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(f)                FIRPTA. An affidavit, in the form attached hereto as Exhibit F, stating Seller’s U.S. taxpayer identification number and that Seller is a “United States person”, as defined by Internal Revenue Code Section 1445(f)(3) and Section 7701(b).

(g)               Owner’s Affidavit. The Owner’s Affidavit materials referred to in Section 13(d) above.

(h)               Surveys, Plans, Permits and Specifications. All existing surveys, blueprints, drawings, plans and specifications, permits, and operating manuals for or with respect to any of the properties that comprise the Property or any part thereof to the extent the same are in Seller’s possession.

(i)                 Keys. All keys to the improvements, to the extent the same are in Seller’s possession.

(j)                 Leases. Originals of all Leases in effect on the Closing Date (or copies thereof in the event the originals are not in Seller’s possession, or in the possession of Sellers’ property manager and such copies of Leases are in Seller’s possession), and the tenant files with respect to such Leases, to the extent the same are in Seller’s possession.

(k)               Certificate. A certificate (the “Update”) of Seller dated as of the Closing Date certifying that the representations and warranties of Seller set forth in Section 6(a) of this Agreement as applicable, remain true and correct in all material respects as of the Closing Date, except as to Schedule 6(a)(5), which Update shall be dated no earlier than three (3) days prior to Closing.

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(l)                 Other Deliveries. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

15.              Documents to be Delivered to Seller at Closing. At Closing, Buyer shall deliver or cause to be delivered to Seller each of the following instruments, documents and amounts:

(a)                Purchase Price. The Purchase Price, subject to adjustment and proration as provided in Section 17 below.

(b)               Transfer Tax Declarations. Original copies of any required real estate transfer tax or documentary stamp tax declarations executed by Buyer or any other similar documentation required to evidence the payment of any tax imposed by the state, county and city on the transaction contemplated hereby.

(c)                Assignment of Leases. A counterpart of the Assignment of Leases and Contracts, in the form attached hereto as Exhibit E.

(d)               Certificate. A certificate of Buyer (the “Buyer’s Update”) dated as of the Closing Date certifying that the representations and warranties of Buyer set forth in Section 6(b) of this Agreement as applicable, remain true and correct in all material respects as of the Closing Date, which Buyer’s Update shall be dated no earlier than three (3) days prior to Closing.

(e)                Other Documents. Such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to carry out the terms and intent of this Agreement.

16.              Documents to be Delivered by Seller and Buyer at Closing. At Closing, Buyer and Seller shall deliver or cause to be delivered each of the following instruments and documents:

(a)                Escrow Instructions. Escrow instructions (as described in Section 10(b)).

(b)               Settlement Statement. A fully executed settlement statement.

(c)                Notice to Tenants. A duly executed notice to each of the tenants under the Leases.

17.              Prorations and Adjustments.

(a)                The following items shall be prorated and adjusted based upon the number of calendar days in the measuring period between Seller and Buyer as of midnight on the date of Closing, except as otherwise specified:

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(1)               Taxes. All real estate taxes and assessments (“Taxes”) assessed against the Property for the year of Closing shall be prorated as follows: Seller will be responsible for the payment of Taxes applicable to the period before the Closing Date, and Buyer will be responsible for the period on and after the Closing Date. If the actual taxes and assessments cannot be determined for such year as of the Closing Date, then the parties shall make such proration based upon One Hundred and Three percent (103%) of the most recently issued tax bill for the Property and thereafter, make a final adjustment of such Taxes upon receipt of the final bill. The provisions of this Section 17(a)(1) shall survive Closing.

(2)               Utilities. All utilities shall be prorated based upon estimates using the most recent actual invoices. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Buyer at the Closing. In the case of non-transferable deposits, Buyer shall be responsible for making any security deposits required by utility companies providing service to the Property.

(3)               Collected Rent. Buyer shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from a tenant (x) first to such tenant’s rental obligations for the month in which the Closing occurs, (y) next to such tenant’s monthly rental for the month in which the payment is made, and (z) then to arrearages in the reverse order in which they were due, remitting to Seller, after deducting collection costs, any rent or expense reimbursements properly allocable to Seller’s period of ownership. Buyer shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Seller or Buyer after Closing which are owed to Seller or Buyer shall be remitted to Seller or Buyer as applicable, promptly after receipt.

(b)               Tenant Security Deposits. All unapplied tenant security deposits (and interest thereon if required by law or contract to be earned thereon) under the Leases, shall be credited to Buyer at Closing.

(1)               Service Contracts. With respect to any contracts that are assumed by Buyer and survive the Closing, Seller shall receive a credit for prepaid charges and premiums applicable to Buyer’s period of ownership. The Buyer shall receive a credit for any payments made in arrears. In addition and without limitation of the foregoing, Buyer shall receive a credit under any assumed contract (each a “Service Provider Contract”) in which Seller has received any advance payments or other income from the servicer provider under such Service Provider Contract in exchange for agreeing to enter into such Service Contract (regardless of whether such advance payment or other income was paid in a lump sum or in installments). Any lump sum payments shall be pro-rated on a straight line basis over the term of any applicable Service Provider Contract.

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(2)               Owner Deposits. Seller shall be entitled to the return of all bonds, deposits, letters of credit, set aside letters or other similar items, if any, that are outstanding with respect to the Property that have been provided by Seller or any of its affiliates, agents or investment advisors to any governmental agency, public utility, or similar entity (collectively, “Owner Deposits”). Buyer shall replace such Owner Deposits. To the extent that any funds are released as a result of the termination of any Owner Deposits for which Seller did not receive a credit, such funds shall be delivered to Seller immediately upon their receipt.

(c)                Final Prorations. With regards to any prorations set forth in this Section 17 that are based upon estimates, such prorations shall be readjusted based upon the actual bills after the Closing and before the expiration of the Limitation Period. The provisions of this Section 17(c) shall survive Closing.

18.              Default; Termination. (a) IF THE CLOSING FAILS TO OCCUR BECAUSE OF BUYER’S DEFAULT, THE DEPOSIT SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN BECAUSE OF THE NATURE OF THE PROPERTY AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF ANY APPLICABLE LAWS, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 18, SELLER AND BUYER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS INTENDED TO BE SELLER’S SOLE AND EXCLUSIVE REMEDY FOR A DEFAULT BY BUYER, BUT IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY BUYER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

SELLER’S INITIALS: _____                  BUYER’S INITIALS: _____

(b)               If Seller defaults in any material respect hereunder, then provided Buyer is not in default any material respect, Buyer may, at its sole election, either:

(1)               Terminate this Agreement, whereupon the Deposit shall be promptly returned to Buyer, as well as Buyer’s actual out of pocket costs to unrelated and independent third party vendors, including reasonable attorneys’ fees incurred as a result of this transaction, which costs and fees shall not exceed $40,000.00, and neither party shall have any further liability or obligation to the other, except for the provisions of this Agreement which are expressly stated to survive the termination of this Agreement; or

(2)               Assert and seek judgment against Seller for specific performance with respect to one or more (at Buyer’s election) of the properties that comprise the Property; provided that if Buyer elects to purchase less than all of such properties, then the Purchase Price will be reduced by the aggregate Assigned Home Value of the excluded properties. If a court of competent jurisdiction determines that the remedy of specific performance is not available to Buyer, then Buyer shall have the right to assert and seek judgment against Seller for actual contract damages.

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19.              Expenses.

(a)                Except as otherwise provided herein, all recording fees respecting the Deed, title insurance premiums for the Title Policy, all state and county transfer taxes, documentary stamp taxes, surtaxes, brokerage fees and commissions, and the fee charged by Escrow Holder, if any, shall be borne and paid by Seller.

(b)               All other costs, charges, and expenses shall be borne and paid as provided in this Agreement, or in the absence of such provision, in accordance with custom where the properties in question are located.

20.              Intermediaries.

(a) Buyer and Seller acknowledge and agree that Seller’s Broker (as defined in the Basic Terms) has acted as a broker in connection with this transaction on behalf of Seller. Upon Closing, Seller agrees to pay a brokerage commission to Seller’s Broker pursuant to a separate agreement between Seller and Seller’s Broker. Seller and Buyer agree that Buyer has not engaged a broker with respect to the transaction contemplated in this Agreement and that Buyer is not responsible in any way for Seller’s Broker fees and/or commissions. All brokerage fees are to be paid through Escrow Holder at Closing as a Closing Cost.

(b)               Seller represents to Buyer, and Buyer represents to Seller, that except for Seller’s Broker there are no fees owed to any broker, finder, or intermediary of any kind with whom such party has dealt in connection with this transaction. Except as expressly set forth above, if any claim is made for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party, which obligation shall survive Closing.

21.              Destruction of Improvements.

(a)                If, prior to Closing, any of the Improvements on any of the properties that comprise the Property are damaged or destroyed such that the cost of repair or replacement of such improvements is material (“Material Damage”), or a condemnation proceeding is commenced or threatened in writing by a governmental or quasi-governmental agency with the power of eminent domain (“Condemnation”), then:

(1)               Buyer may elect, within fourteen (14) days from receipt of notice of said Material Damage, or notice of a Condemnation, by written notice to Seller, to exclude the individual property affected by such event from this transaction; provided that if more than twenty-five percent (25%) of the properties that comprise the Property suffer Material Damage, or become the subject of a Condemnation, then Buyer may terminate this Agreement. If necessary, the time of Closing shall be extended to permit Buyer to evaluate and make the elections contemplated in this Section 21. If Buyer elects to terminate this Agreement in accordance with this Section 21, then the Deposit shall be returned to Buyer and, except for the provisions of this Agreement that expressly survive Closing or earlier termination of this Agreement, this Agreement shall be void and of no further force and effect, and neither party shall have any liability to the other by reason hereof; or

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(2)               If Buyer elects to exclude certain properties from this transaction, and proceed to the Closing, then the Purchase Price will be reduced by the aggregate Assigned Home Value of the excluded properties. If, however, it is determined that any damage to one or more properties does not constitute a Material Damage, or Buyer elects to purchase one or more properties that have suffered Material Damage, then the transaction contemplated hereby shall be closed without a reduction in the Purchase Price, and Seller shall assign to Buyer Seller’s rights in any insurance proceeds or Condemnation award to be paid to Seller in connection with such damage or Condemnation, and, in the case of Material Damage, Seller shall pay to Buyer an amount equal to the deductible under Seller’s policy of casualty insurance and Seller shall execute and deliver to Buyer all required proofs of loss, assignments of claims and other similar items.

(b)               For purposes of this Section 21, damage or destruction will be considered “Material Damage” if one or more of the properties that comprise the Property are rendered uninhabitable, or if the time to repair such damage, despite reasonable expectations with respect to repairs, is reasonably by Buyer to exceed three months. If, prior to Closing, any of the improvements on the Property are damaged or destroyed and such damage is not Material Damage, Buyer shall remain obligated to close hereunder with no abatement in the Purchase Price. At Closing, Seller shall assign to Buyer Seller’s rights in any insurance proceeds to be paid to Seller in connection with such damage or destruction, and Buyer shall receive a credit against the Purchase Price in an amount equal to the deductible amount under Seller’s casualty insurance policy.

22.              General Provisions.

(a)                Entire Agreement. This written Agreement, including all Exhibits attached hereto and documents to be delivered pursuant hereto, shall constitute the entire agreement and understanding of the parties, and there are no other prior or contemporaneous written or oral agreements, undertakings, promises, warranties, or covenants not contained herein.

(b)               Amendments in Writing. This Agreement may be amended only by a written memorandum subsequently executed by all of the parties hereto.

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(c)                Waiver. No waiver of any provision or condition of this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

(d)               Time of the Essence. Time is of the essence of this Agreement. However, if Buyer is acting diligently and in good faith to proceed with the consummation of the transaction contemplated by this Agreement on the Closing Date, Seller shall, upon the written request of Buyer, extend the Closing Date up to three (3) business days. In the computation of any period of time provided for in this Agreement or by law, any date falling on a Saturday, Sunday or legal holiday when banks are not open for business in the State where the Property is located, will be deemed to refer to the next day which is not a Saturday, Sunday, or legal holiday when banks are not open for business in such State.

(e)                Severability. If any provision of this Agreement is rendered unenforceable in whole or in part, such provision will be limited to the extent necessary to render the remainder of the Agreement valid, or will be deemed to be removed from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

(f)                Headings. Headings of sections are for convenience of reference only, and shall not be construed as a part of this Agreement.

(g)               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefits of the parties hereto, and their respective successors, and permitted assigns. This Agreement may not be assigned by either party without the consent of the other party, except that Buyer may, without consent from Seller, assign this Agreement to an affiliate of Buyer, Reven Housing REIT, Inc., or any affiliate of Reven Housing REIT, Inc. or any entity formed by Buyer for the purpose of acquiring or taking title to the Property; provided that such assignment will not release Buyer from its obligations under this Agreement. Any assignment in accordance with this Section 22(g) will entitle the assignee thereunder to all rights and benefits, and subject such assignee to all obligations, of Buyer hereunder.

(h)               Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed, or sent by Federal Express, UPS or other recognized overnight courier service for next business day delivery, or sent by facsimile transmission or electronic mail (so long as reasonable evidence that such notice was sent and received is obtained by the sending party). Any notice provided hereunder shall be deemed to be given when sent in accordance with this provision, but any time to respond to such notice as provided in this Agreement will not commence until the actual receipt of the notice. Notices will be deemed valid if sent to the parties as follows:

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IF TO BUYER

Reven Housing Florida, LLC

P.O. Box 1459

La Jolla, California 92038-1459

Phone: 858-459-4000

E-mail: cmc@revenhousingreit.com

E-mail: mps@revenhousingreit.com

Attention: Chad Carpenter and Michael Soni

with a copy to:

Greenberg Traurig, LLP

3161 Michelson Drive

Suite 1000

Irvine, California 92612

Phone: (949) 732-6665

E-mail: gloriosoc@gtlaw.com

Attention: Craig C. Glorioso

with an additional copy to:

Greenberg Traurig, LLP

1840 Century Park East

Suite 1900

Los Angeles, California 90067

Phone: (310) 586-7855

E-mail: presants@gtlaw.com

Attention: Sandy Presant

IF TO SELLER:

Jonathan Philips

3009 Cypress Knee Ct.

Raleigh, NC 27607

with a copy to:

Chris Funk

6005 Powers Ave., #103

Jacksonville, Florida 32217

E-mail: chrisfunkck@aol.com

IF TO ESCROW HOLDER:

Bay National Title Company

6955 South Union Park Center

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Suite 170

Midvale, Utah 84047

Phone: (727) 831-8277

E-mail: TMullins@BNTC.COM

Attention: Tina Mullins

IF TO UNDERWRITER:

Fidelity National Title Insurance Company

1300 Dove Street, Suite 130

Newport Beach, California  92660

Phone: (949) 221-4715

E-mail: paul.mcdonald@fnf.com

Attention:  Paul McDonald

or to such additional or other persons, at such other address or addresses as may be designated by notice from Buyer or Seller, as the case may be, to the other. Notices by mail shall be sent by United States certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given upon receipt or refusal of receipt. Notices by facsimile or electronic mail shall be deemed given and effective upon receipt or refusal of receipt. Notices by overnight courier shall be deemed given and effective upon receipt or refusal of receipt from Federal Express, UPS or another recognized overnight courier service.

(i)                 Governing Law; Venue. To the extent enforceable, the parties agree that this Agreement shall be governed in all respects by the internal laws of the State of Delaware; provided that if the dispute involves an individual property the law of the State where such property is located will apply. In any dispute arising out of or related to this Agreement, an action must be brought in Federal or State court, as applicable, in the County of Los Angeles, California. The provisions of this Section 22(i) will survive the termination of this Agreement.

(j)                 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

(k)               Attorneys’ Fees. If any action or proceeding brought by either party against the other under this Agreement, the prevailing party shall be entitled to recover all costs and expenses including its attorneys’ fees in such action or proceeding in such amount as the court may adjudge reasonable. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments made or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues in the court’s decision. If the party that commenced or instituted the action, suit or proceeding dismisses or discontinues it without the concurrence of the other party, such other party shall be deemed the prevailing party. The provisions of this Section 22(k) will survive any termination of this Agreement.

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(l)                 Construction. This Agreement will not be construed more strictly against either party by virtue of the fact that it was prepared by one party or its counsel, it being recognized that each party hereto has had the opportunity to review, have its counsel review, and provide input into this Agreement. All words herein that are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein that is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.

(m)             Reporting Obligations. Seller and Buyer hereby designate Escrow Holder to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transactions. If required under applicable law, Seller, Buyer and Escrow Holder shall execute at Closing a Designation Agreement designating the Escrow Holder as the reporting person with respect to the transaction contemplated by this Agreement.

(n)               1031 Exchange. Either party may involve this transaction in a like-kind exchange under Internal Revenue Code Section 1031, the cost and expense of which will be borne solely by the party invoking such structure. Each party shall reasonably cooperate with the other in such structure, provided that the party that is not participating in a like-kind exchange shall incur no material costs, expenses or liabilities in connection with the other’s exchange and will not be required to take title to or contract for purchase of any other property. If either party uses a qualified intermediary or exchange accommodator to effectuate the exchange, any assignment of the rights or obligations of such party shall not relieve, release or absolve such party of its obligations to the other.

(o)               Bulk Sales. Seller agrees to indemnify and hold Buyer, any permitted assignee of Buyer’s rights under this Agreement and any of their respective affiliates, officers, directors, shareholders, members, partners, agents, employees and advisors (collectively, the “Indemnified Parties”) harmless from and against any and all claims, damages, losses, costs, expenses, liens, actions and causes of actions (including, without limitation, reasonable attorneys’ fees and expenses) that may be incurred by, or asserted against, Buyer, any of the other Indemnified Parties or the Property by reason of either such noncompliance with the Bulk Sales laws applicable in the state or states where the Property is located, or the failure of Seller to have paid any taxes, penalties or interest which are the subject of such laws. The provisions and obligations of this Section 24(o) shall survive the Closing.

(p)               Confidentiality. Buyer, Seller, and their respective representatives shall hold in strictest confidence all data and information obtained with respect to the transaction contemplated herein, including, without limitation, the operation and management of the Property, whether obtained before or after the execution and delivery hereof, as well as of Buyer’s plans to purchase the Property or other properties in other locations, and shall not use such data or information for purposes unrelated to this Agreement or disclose the same to others except as expressly permitted hereunder. The preceding sentence shall not be construed to prevent Buyer or Seller from disclosing to their prospective lenders or investors, or to its officers, directors, attorneys, accountants, architects, engineers and consultants to perform their designated tasks in connection with Buyer’s inspection and proposed acquisition of the Property, provided Buyer advises any such party of the confidential nature of the information disclosed. However, neither party shall have this obligation concerning information which: (a) is published or becomes publicly available through no fault of either the Buyer or Seller; (b) is rightfully received from a third party; or (c) is required to be disclosed by law. Notwithstanding the preceding, nothing in this Agreement will prevent or be deemed to limit Buyer’s ability to disclose the existence of this Agreement, and the nature of any material terms herein, to the Securities and Exchange Commission or any other governmental agency to which Buyer, or its successors hereunder, have a disclosure obligation under any applicable law. The terms of this Section 22(p) shall survive the consummation of the transaction contemplated herein or the earlier termination of this Agreement.

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(q)               Post-Closing Vacancy Holdback. $15,000.00 of the Purchase Price (the “Post-Closing Vacancy Holdback”) shall be withheld by the Escrow Holder subject to this Section 22(q). If any of the properties that comprise the Property become tenantless or vacant because the tenant or other occupant breached the lease or other occupancy agreement (the “Post-Closing Vacancy Property”) within 60 days after Closing, for each Post-Closing Vacancy Property, Buyer shall provide back-up documentation reasonably satisfactory to Seller documenting the breach and vacancy and Buyer shall be refunded an amount equal to the sum of the loss of rent and expenses incurred related to renting and preparing all of the properties that comprise the Post-Closing Vacancy Property; provided that the amount refunded will not exceed the Post-Closing Vacancy Holdback. After all properties that comprise the Post-Closing Vacancy Property are rented, Escrow Holder shall return to Seller any funds remaining in the Post-Closing Vacancy Holdback.

(r)                 Post-Closing Return of Properties. If during the ninety (90) day period after Closing Buyer learns that any leases, other occupancy agreements or contracts of any kind on properties that comprise the Property provide the tenant, occupant or any other third party with an option to purchase the property, a right of first refusal, a right of first offer or any other contractual option or right to purchase the property, then the sale of such property to Buyer shall be rescinded and the purchase price of such property shall be refunded by Seller to Buyer within thirty (30) days of Buyer’s written notice to Seller. Buyer’s notice to Seller shall include back-up documentation reasonably satisfactory to Seller demonstrating the existence of the option to purchase the property, a right of first refusal, a right of first offer, or any other contractual option or right to purchase the property.

(s)                Radon Gas Notice. Pursuant to Florida Statutes Section 404.056(8), Seller hereby makes, and Buyer hereby acknowledges, the following notification:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

25

[SIGNATURE PAGE FOLLOWS]

26

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER

ADCIP, LLC,
a Delaware limited liability company

By:
Name:
Its:

ADCIP II, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

APICDA, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

BPICDA, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

[Signature Page Follows]

27

CPICDA, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

DPICDA, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

EPICDA, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

FPICDA, LLC,
a Delaware limited liability company

By:	/s/ Terrell Wolfram
Terrell Wolfram,
Managing Director

[Signature Page Follows]

28

BUYER

REVEN HOUSING FLORIDA, LLC,
a Delaware limited liability company

By:	/s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer

29

Exhibit 10.1

LIST OF EXHIBITS AND SCHEDULES

EXHIBITS	DESCRIPTIONS
1. EXHIBIT A	DESCRIPTION OF THE PROPERTIES
2. EXHIBIT B	LIST OF CONTRACTS
3. EXHIBIT C	FORM OF DEED
4. EXHIBIT D	FORM OF BILL OF SALE
5. EXHIBIT E	FORM OF ASSIGNMENT OF LEASES AND CONTRACTS
6. EXHIBIT F	FORM OF FIRPTA AFFIDAVIT
7. EXHIBIT G	TENANT ESTOPPEL AGREEMENT
8. EXHIBIT H	FINANCIAL INFORMATION FOR 3-14 AUDIT

SCHEDULES	DESCRIPTIONS
1. I	LIST OF SELLER ENTITIES
2. 6(a)(3)	PROPERTY INFORMATION
3. 6(a)(5)	LIST OF LEASES

Exhibit 10.1

EXHIBIT A

DESCRIPTION OF THE PROPERTies

No.	Address	Zip Code	Seller Entity
1.	1620 Forest Hills Rd., Jacksonville, FL	32208	ADCIP II
2.	8972 Sibbald Rd., Jacksonville, FL	32208	ADCIP II
3.	745 Linda, Jacksonville, FL	32208	ADCIP II
4.	570 E. 58th St., Jacksonville, FL	32208	ADCIP II
5.	3313 Green St., Jacksonville, FL	32205	ADCIP II
6.	9143 7th Ave., Jacksonville, FL	32208	ADCIP II
7.	8765 Darlington Dr., Jacksonville, FL	32208	ADCIP II
8.	9327 Sibbald Rd., Jacksonville, FL	32208	ADCIP II
9.	1728 Keats Rd., Jacksonville, FL	32208	ADCIP II
10.	8727 5th Ave., Jacksonville, FL	32208	ADCIP II
11.	7115 Smyrna St., Jacksonville, FL	32208	ADCIP II
12.	416 E. 47th St., Jacksonville, FL	32208	ADCIP II
13.	1531 Brook Forest, Jacksonville, FL	32208	ADCIP II
14.	49 W. 43rd St., Jacksonville, FL	32208	ADCIP II
15.	6831 Perry St., Jacksonville, FL	32208	ADCIP II
16.	7312 Laura St., Jacksonville, FL	32208	ADCIP II
17.	5110 S. Dostie Dr., Jacksonville, FL	32209	ADCIP II
18.	1022 Underhill Dr., Jacksonville, FL	32211	ADCIP II
19.	2734 W. Sandusky Ave., Jacksonville, FL	32216	ADCIP II
20.	10722 Wake Forest Ave., Jacksonville, FL	32218	ADCIP II
21.	11065 W. Bacall Rd., Jacksonville, FL	32218	ADCIP II
22.	12034 Cobblewood Ln., Jacksonville, FL	32225	ADCIP II
23.	5830 Jason Dr., Jacksonville, FL	32244	ADCIP II
24.	1233 Denaud St., Jacksonville, FL	32205	ADCIP II
25.	1460 Ron Rd., Jacksonville, FL	32210	ADCIP II
26.	2511 Wisteria St., Jacksonville, FL	32209	ADCIP, LLC

Exhibit A – Page 1

27.	7911 Melvin, Jacksonville, FL	32210	APICDA, LLC
28.	4407 Forest Blvd., Jacksonville, FL	32246	APICDA, LLC
29.	1861 Forest Hills Rd., Jacksonville, FL	32208	APICDA, LLC
30.	478 W. 60th St., Jacksonville, FL	32208	BPICDA, LLC
31.	7846 Denham Rd. W., Jacksonville, FL	32208	BPICDA, LLC
32.	1715 Sheridan, Jacksonville, FL	32207	BPICDA, LLC
33.	3147 Dellwood Ave., Jacksonville, FL	32205	BPICDA, LLC
34.	3243 Meadowlea Circle North, Jacksonville, FL	32218	BPICDA, LLC
35.	760 Gardenia Ln., Jacksonville, FL	32208	BPICDA, LLC
36.	758 Escambia St., Jacksonville, FL	32208	BPICDA, LLC
37.	7911 Paul Jones Dr., Jacksonville, FL	32208	BPICDA, LLC
38.	4157 Mc Millan Cir., Jacksonville, FL	32208	CPICDA, LLC
39.	8242 Devoe St., Jacksonville, FL	32220	DPICDA, LLC
40.	6745 Rydholm St., Jacksonville, FL	32208	DPICDA, LLC
41.	7523 Canaveral Rd., Jacksonville, FL	32210	DPICDA, LLC
42.	7909 N. Cezanne Dr., Jacksonville, FL	32221	DPICDA, LLC
43.	5081 Princely Ave., Jacksonville, FL	32208	DPICDA, LLC
44.	5805 Christobel Ave., Jacksonville, FL	32208	DPICDA, LLC
45.	6580 Sunset St., Jacksonville, FL	32208	DPICDA, LLC
46.	7859 Paul Revere Dr., Jacksonville, FL	32208	DPICDA, LLC
47.	9043 9th Ave., Jacksonville, FL	32208	DPICDA, LLC
48.	7622 John F Kennedy Dr. E., Jacksonville, FL	32219	DPICDA, LLC
49.	7708 Highchair Ln., Jacksonville, FL	32210	EPICDA, LLC
50.	8604 Adams Ave., Jacksonville, FL	32208	EPICDA, LLC
51.	2509 La Trelle Ct., Jacksonville, FL	32210	EPICDA, LLC

2

52.	7048 Alpine St., Jacksonville, FL	32208	EPICDA, LLC
53.	8825 6th Ave., Jacksonville, FL	32208	EPICDA, LLC
54.	8903 6th Ave., Jacksonville, FL	32208	EPICDA, LLC
55.	834 Cornwallis Dr., Jacksonville, FL	32208	EPICDA, LLC
56.	877 Bunker Hill Blvd., Jacksonville, FL	32208	FPICDA, LLC
57.	8857 Camphor Dr., Jacksonville, FL	32208	FPICDA, LLC
58.	3607 Colebrook Dr., Jacksonville, FL	32210	FPICDA, LLC
59.	3308 Hickorynut St., Jacksonville, FL	32208	FPICDA, LLC
60.	7663 N. Melissa Ct., Jacksonville, FL	32210	FPICDA, LLC
61.	2623 Tulsa Rd., Jacksonville, FL	32218	FPICDA, LLC
62.	8781 Whispering Pines Dr., Jacksonville, FL	32244	FPICDA, LLC

3

Exhibit 10.1

EXHIBIT B

LIST OF CONTRACTS

1.

Exhibit 10.1

EXHIBIT C

FORM OF DEED

FORM OF DEED

Prepared by and return to:

[__________]

[__________]

[__________]

PARCEL IDENTIFICATION NO.: [_________________]

SPECIAL WARRANTY DEED

THIS INDENTURE is made this __ day of _________, 20__, by and between [___________________________], a [____________________] (hereinafter called “Grantor”), whose address is [___________________________] and [____________], a [__________] (hereinafter called “Grantee”), whose address is [__________________________________________________].

WITNESSETH

The Grantor, for and in consideration of the sum of Ten Dollars ($10.00), to it in hand paid by the Grantee, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained and sold and does hereby grant, bargain and sell to Grantee the following described real estate, situated, lying and being in the County of___________________, State of Florida, more particularly described on Exhibit A attached hereto and made a part hereof.

SUBJECT TO only those matters set forth on Exhibit B attached hereto and made a part hereof (the “Permitted Encumbrances”), without reimposing same.

TO HAVE AND TO HOLD the aforesaid real estate, together with all the improvements, licenses, tenements, hereditaments, easements and appurtenances thereto belonging or in anywise appertaining unto Grantee, its successors and assigns in fee simple forever.

And Grantor hereby covenants with Grantee that Grantor is lawfully seized in fee simple of the aforesaid real estate; that Grantor has good right to sell and convey the same; and that the same is unencumbered except for the Permitted Encumbrances. Grantor hereby warrants the title to the aforesaid real estate and will defend same against the lawful claims of all persons claiming by, through or under Grantor, but no others.

(When used herein the terms “Grantor” and “Grantee” shall be construed to include, masculine, feminine, singular or plural as the context permits or requires, and shall include heirs, personal representatives, successors or assigns.)

IN WITNESS WHEREOF, the Grantor has caused this Indenture to be executed in its name and caused its seal to be affixed as of the day and year first above written.

Signed, sealed and delivered in the presence of: ______________________________ Witness (print name): ___________________ ______________________________ Witness (print name): ___________________	GRANTOR: [___________________] By: _________________________ Name: _______________________ Title: ________________________

THE STATE OF __________ §

COUNTY OF________ §

The foregoing instrument was acknowledged before me on ___________, 20____, by _________________, the ______________of __________________, a __________________________, on behalf said entity. He/She personally appeared before me, is personally known to me or produced __________________________ as identification.

________________________________
Notary Public, State of _______
My Commission Expires:

________________________________
Printed/Typed Name

EXHIBIT A TO SPECIAL WARRANTY DEED

EXHIBIT B TO SPECIAL WARRANTY DEED

1.	Real estate taxes or assessments for 20__ and subsequent years, which are not yet due and payable.
2.	Rights of tenants, as tenants only, pursuant to unrecorded lease(s).
3.	Local, state and federal laws, ordinances or governmental regulations, including, but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property.
4.	[list Schedule B-2 exceptions]

Exhibit 10.1

EXHIBIT D

FORM OF BILL OF SALE

THE ENTITIES LISTED ON SCHEDULE I HERETO (collectively, “Seller”), for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, does hereby quitclaim, sell, assign, transfer and set over to REVEN HOUSING FLORIDA, LLC, a Delaware limited liability company (“Buyer”), all of its right, title and interest, if any, in and to any Personal Property located on and used in connection with the Property. Seller warrants that it owns such Personal Property free and clear of liens and encumbrances of any persons claiming by, through or under Seller.

Capitalized terms used herein shall have the meanings given to them in that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of _________, 2015, between Seller and Buyer.

IN WITNESS WHEREOF, Seller has caused this bill of sale to be signed and sealed in his name by its officer thereunto duly authorized this ____ day of _________, 2015.

SELLER:

ADCIP, LLC,
a Delaware limited liability company

By:
Name:
Its:

ADCIP II, LLC,
a Delaware limited liability company

By:
Name:
Its:

[Signature Page Follows]

APICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

BPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

CPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

DPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

EPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

[Signature Page Follows]

FPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

Exhibit 10.1

EXHIBIT E

FORM OF ASSIGNMENT OF LEASES AND CONTRACTS

THIS ASSIGNMENT OF LEASES AND CONTRACTS AND CONTRACTS (this “Assignment”) is entered into as of the ____ of _______, 2015 (the “Effective Date”), between THE ENTITIES LISTED ON SCHEDULE I HERETO (collectively, “Assignor”), and REVEN HOUSING FLORIDA, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor has conveyed to Assignee that certain parcel of real property and improvements located at ________ pursuant to that certain Single Family Homes Real Estate Purchase and Sale Agreement, dated as of _________ ___, 2015 (the “Agreement”) by and between Assignor, as Seller, and Assignee, as Buyer. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

Assignor now desires to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under the Leases and the Contracts.

1. Property. The “Property” means the real property located in _________, legally described in Exhibit A attached to this Assignment, together with the building, structures and other improvements located thereon.

2. Leases. The “Leases” means those leases and occupancy agreements affecting the Property which are described in Exhibit B attached to this Assignment.

3. Contracts. “Assumed Contracts” means those agreements (including any service, maintenance, or repair contracts) that are listed on Exhibit C attached to this Assignment that will survive the Closing.

4. Assignment. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and the Contracts.

5. Assumption. Assignee hereby assumes and agrees to perform the obligations of Assignor under the Leases and Contracts which accrue and are attributable to the period from and after the Effective Date. Additionally, Assignee agrees to pay all monetary obligations when due under the Contracts arising before the Effective Date to the extent Assignee received a credit on the settlement statement in connection with its purchase of the Property.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7. Counterparts. This Assignment may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

8. Governing Law. This Assignment shall be governed and interpreted in accordance with the laws of __________________.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment of Leases and Contracts to be executed as of this ______ day of ________________, 2015.

ASSIGNOR

ADCIP, LLC,
a Delaware limited liability company

By:
Name:
Its:

ADCIP II, LLC,
a Delaware limited liability company

By:
Name:
Its:

APICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

[Signature Page Follows]

BPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

CPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

DPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

EPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

FPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

[Signature Page Follows]

ASSIGNEE

Reven HOUSING FLORIDA, LLC,
a Delaware limited liability company

By:
Chad Carpenter
Chief Executive Officer

Exhibit 10.1

EXHIBIT F

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code, as amended, provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee (hereinafter defined) that withholding of tax is not required upon the disposition of a United States real property interest by THE ENTITIES LISTED ON SCHEDULE I HERETO (collectively, the “Transferor”) to REVEN HOUSING FLORIDA, LLC, a Delaware limited liability company (the “Transferee”) relating to the real property described on Schedule A hereto (the “Transferred Interests”), the undersigned, being first duly sworn upon oath, does hereby depose and say, and does hereby on behalf of the Transferor represent that the following is true as of the date hereof:

1. __________________ is the______________________ of the Transferor, and is familiar with the affairs and business of the Transferor;

2. The Transferor is not a foreign person; that is, the Transferor is not a nonresident alien, a foreign corporation, foreign partnership, foreign trust or foreign estate (as all such terms are defined in the Internal Revenue Code of 1986, as amended, and United States Treasury Department Income Tax Regulations in effect as of the date hereof);

3. The Transferor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of _________;

4. The Transferor’s United States employer identification number is ______________; and

5. The Transferor’s office address and principal place of business is c/o __________________________.

6. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii);

The undersigned and the Transferor understand that this affidavit and certification may be disclosed to the United States Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

All terms (whether capitalized or not) used but not defined herein shall have the same respective meanings as in the Internal Revenue Code of 1986, as amended, and the United States Treasury Department Income Tax Regulations in effect as of the date hereof.

Under penalties of perjury, we declare that we have examined this affidavit and certificate, and to the best of our knowledge and belief, it is true, correct and complete. We further declare that we have authority to sign this affidavit and certificate on behalf of the Transferor.

IN WITNESS WHEREOF, Transferor has executed and delivered this FIRPTA Affidavit as of ____________, 2015

ADCIP, LLC,
a Delaware limited liability company

By:
Name:
Its:

ADCIP II, LLC,
a Delaware limited liability company

By:
Name:
Its:

APICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

BPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

[Signature Page Follows]

CPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

DPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

EPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

FPICDA, LLC,
a Delaware limited liability company

By:
Name:
Its:

Exhibit G

__________________, 2015

Reven Housing Florida, LLC

P.O. Box 1459

La Jolla, California 92038-1459

Re:             Lease of property located at __________________________________________________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________________________________________________________________________ (the “Premises”)

Gentlemen:

The undersigned (“Tenant”) hereby certifies to Reven Housing ________, LLC (“Reven”) as follows, with the knowledge that Reven will rely on the truth and accuracy of these statements:

1.                 Tenant is currently the lessee under a lease (“Lease”) dated as of ________________ between _________________ (“Landlord”) with respect to the Premises.

2.                  Tenant currently occupies the Premises and began paying rent on or about ___________________.

3.                  The current monthly rent under the Lease is $___________________.

4.                  A security deposit in the amount of $______________ has been paid to Landlord pursuant to the Lease.

5.                  Tenant’s contact information is as follows:

a.	Name: _________________________
b.	Email: _________________________
c.	Phone No.: _____________________

6.                  The Lease expires on __________________________, with renewal rights, if any, as set forth in the Lease.

7.                  If Landlord is currently in default under the Lease, please explain the circumstances of such default:

8.                  If any repairs must be made to the Premises by Landlord, please list them here:

Exhibit G

9.                The Lease is in full force and effect, has not been modified, supplemented or amended, except as specifically done in writing and agreed upon by Tenant and Landlord, and constitutes the entire agreement between Tenant and Landlord.

10.              Tenant (i) has not received any uncured notice of default by Tenant under the Lease, and (ii) has not sent or received any notice to terminate the Lease.

11.              Tenant has not transferred, encumbered, mortgaged, assigned, conveyed or otherwise disposed of the Lease or any interest therein.

12.              This letter shall inure solely to the benefit of Reven and no other party.

Very truly yours,

By:

Exhibit G

Exhibit H

FINANCIAL INFORMATION FOR 3-14 AUDIT
1	Monthly operating statements, YTD & prior full fiscal year
2	Property tax bills and Assessment, current and prior year with proof of payment (including special assessments or districts and appeals)
3	Insurance bills, current and prior year with proof of payment
4	Utility bills for any master-metered utility expenses and any resident unit utilities paid by the Property, monthly YTD and past calendar year
5	General Ledger, prior year, and YTD (in Excel format)
6	Trial Balance, prior year, and YTD (in Excel format)
7	Bank Statements and Reconciliations, prior year, and YTD (monthly)
8	Cash Disbursement Journal, prior year, and YTD
9	Check Register, prior year, and YTD
10	Accounts Payable Aging Detail, prior year, and YTD
11	Tenant Ledger for the property, prior year and YTD
12	Aged Delinquency Report (showing total rent outstanding) with status of any files placed for eviction or collection
13	Rent and expense selections, prior year, and YTD (25 respective selections to be made by Buyer’s independent REIT 3-14 auditors based upon items received above)
14	Property management contracts and support for payments under the contract for prior year, and YTD.
15	Other applicable long-term contracts and payments under such contracts for prior year, and YTD.
16	Current leases for all tenants with all available tenant correspondence files (including amendments/letters/agreements/default notices given or received)
17	Copies of back-up for rents received prior year and YTD (25 selections to be made by Buyer’s independent RIET 3-14 auditors)
18	List of leases under negotiation or currently out for signature
19	Pending litigation information, if applicable

Exhibit H

SCHEDULE I

1.	ADCIP, LLC
2.	ADCIP II, LLC
3.	APICDA, LLC
4.	BPICDA, LLC
5.	CPICDA, LLC
6.	DPICDA, LLC
7.	EPICDA, LLC
8.	FPICDA, LLC

SCHEDULE 6(a)(3)

PROPERTY INFORMATION

[SUBJECT TO FURTHER REVIEW AND DEAL-SPECIFIC DOCUMENTATION]

1.	Copies of all Contracts listed in Exhibit B to this Agreement.

2.	Leases and rental applications for each property that comprises the Property. A copy of Seller’s rent rolls for the calendar month in which the Closing occurs and the eleven calendar months preceding the month in which the Closing occurs.

3.	To the extent available, copies of all certificates of occupancy and other licenses and permits.

4.	To the extent available, copies of all environmental, engineering, geo-technical reports.

.

5.	To the extent available, insurance loss histories for preceding three calendar years.

6.	Copies of three most recent real estate tax bills.

7.	To the extent available, a copy of the most recent surveys for the properties that comprise the Property.

8.	All audited and unaudited internal operating income and expense statements prepared by Seller shown on an excel spreadsheet on a house by house basis for as long as the Seller has owned each house, all cash receipt journals and bank statements relating to the properties, and Seller’s general ledger, each for the period commencing in September, 2011 and ending in the month in which the Closing occurs.

9.	Schedule of tangible personal property.

10.	Detailed reports, including but not limited to aging summary, prepaid rents, refundable security deposits, misc. income.

11.	Copies of utility bills for the past three months.

12.	Summary of pending litigation and claims.

13.	A schedule of all items of repair and maintenance performed by, or at the direction of, Seller during the 12-month period preceding the Closing. Copies of tenant maintenance and service request logs for the past three months, including move-in punch-list items, confirmation all punch-list items were completed and paid for.

14.	Capital expenses and fixed asset additions made by, or at the direction of, Seller during the year preceding the Closing.

15.	Any proposed capital improvement budgets and pending proposals or executed contracts for repairs and maintenance.

16.	Tenant Estoppels: Seller to provide Buyer with estoppel certificates per Exhibit G, signed by each tenant within the first fourteen (14) days of the Due Diligence period. The Due Diligence Period will extend day for day until seller has provided Buyer with all signed estoppel agreements by each tenant.

SCHEDULE 6(a)(5)

[LIST OF LEASES]